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Exhibit 3.3

CERTIFICATE OF FORMATION
OF
BOISE CASCADE, L.L.C.

*    *    *    *

Adopted in accordance with the provisions of §18-101 of the
Limited Liability Company Act
of the State of Delaware

*    *    *    *

        The undersigned, being duly authorized to execute and file this Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., does hereby certify as follows:

FIRST

        The name of the limited liability company is Boise Cascade, L.L.C. (the "Company").

SECOND

        The Company's registered office in the State of Delaware is located at 9 East Loockerman Street, City of Dover, County of Kent, DE 19901. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 26 day of July, 2004.

/s/ THADDINE G. GOMEZ Thaddine G. Gomez Authorized Person

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  Exhibit 3.3
CERTIFICATE OF FORMATION OF BOISE CASCADE, L.L.C.